[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GLOBAL SMALL CAP FUND

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1998 THROUGH AUGUST 31, 1998
                                                                Total   % of
                                                     Shares     Shares  Offering                        Shares
                          Date     Shares   Price perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedShare    Fund Group (000)   By Group Purchased From         08/31/98
Reinsurance Group of Ameri06/05/98 8,100    $47.00   227,900    4,300   5.30%    Edward AG & Sons       6,000
Rhodia Inc ADR            06/25/98 3,000    $23.16   64,000     48,500  0.13%    SG Warburg             0
Tweeter Home Entmt Group  07/16/98 1,500    $17.00   49,200     2,710   1.82%    Dain Rauchser Inc      0
Broadcast Com             07/16/98 400      $18.00   27,300     2,500   1.09%    Morgan Stanley         0
Entrust Technologies Inc  08/17/98 400      $16.00   29,100     7,770   0.37%    Goldman Sachs          0
Geocities                 08/10/98 500      $17.00   45,000     4,750   0.95%    Goldman Sachs          0

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1998 THROUGH NOVEMBER 30, 1998
                                                                Total
                          Date     Shares   Price perPurchased bOffered Offered                         Held
Security*                 PurchasedPurchasedShare    Fund Group (000)   By Group Purchased From         11/30/98
EBAY Inc.                 09/23/98 500      $18.00   50,700     3,500   1.45%    Goldman Sachs          0

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1998 THROUGH FEBRUARY 28, 1999
                                                                Total
                          Date     Shares   Price perPurchased bOffered Offered                         Held
Security*                 PurchasedPurchasedShare    Fund Group (000)   By Group Purchased From         02/28/99
Ticketmaster Online       12/02/98 1,200    $14.00   121,700    7,000   1.74%    Nationsbanc            0
NVIDIA Corp.              01/21/99 100      $12.00   16,600     3,500   0.47%    Morgan Stanley         0
Verticalnel               02/11/99 200      $16.00   28,300     3,500   0.81%    Lehman Bros.           0
Euro Pan Europe Commun.   02/12/99 1,140    29 EURO  48,250     40,000  0.12%    Goldman Sachs          0
Serena Software           02/12/99 500      $13.00   69,100     6,000   1.15%    Lewco Sec.             0
Webtrends                 02/19/99 200      $13.00   25,400     3,500   0.73%    Dain Rauchser Inc      0
PC Order Com.             02/25/99 200      $21.00   25,300     2,200   1.15%    Soundview Financial    200

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.